EXHIBIT 99.1
Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
July 2, 2005 and January 1, 2005
(In thousands)

	July 2, 2005	January 1, 2005
	(Unaudited)
Current Assets:
Cash and cash equivalents	$543,555	$448,517
Short-term investments	22,951	144,491
Receivables, net of allowance for doubtful accounts of $12,734 and $12,734, respectively	297,252	384,114
Inventories	22,089	20,481
Prepaid expenses and other	82,293	72,312

Total current assets	968,140	1,069,915
Property, plant and equipment, net of accumulated depreciation of $518,087 and $498,424, respectively	353,541	390,367
Goodwill	1,237,906	995,065
Acquired intangibles, net	202,043	195,655
Installment contract receivables	68,034	96,038
Other assets	234,205	242,799

Total Assets	$3,063,869	$2,989,839

Current Liabilities:
Accounts payable and accrued liabilities	$257,953	$277,992
Current portion of deferred revenue	283,275	270,966

Total current liabilities	541,228	548,958

Long-term Liabilities:
Long-term portion of deferred revenue	21,711	20,847
Convertible notes	420,000	420,000
Other long-term liabilities	309,009	300,064

Total long-term liabilities	750,720	740,911

Stockholders’ Equity	1,771,921	1,699,970

Total Liabilities and Stockholders’ Equity	$3,063,869	$2,989,839

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Quarters and Six Months Ended July 2, 2005 and July 3, 2004
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2005	2004	2005	2004
Revenue:
Product	$201,844	$165,286	$375,253	$320,023
Services	29,386	37,253	61,829	69,617
Maintenance	89,681	84,540	176,366	163,163

Total revenue	320,911	287,079	613,448	552,803

Costs and Expenses:
Cost of product	22,161	15,043	44,094	33,557
Cost of services	23,283	23,295	45,771	46,394
Cost of maintenance	14,882	13,465	29,149	27,170
Marketing and sales	86,572	80,172	166,266	161,395
Research and development	91,418	91,090	181,804	178,241
General and administrative	36,183	20,125	62,116	40,129
Amortization of acquired intangibles	14,677	16,021	25,288	31,931
Deferred compensation	8,635	8,028	19,992	12,061
Restructuring and other charges	13,514	2,929	31,003	8,364
Write-off of acquired in-process technology	9,400	7,000	9,400	7,000

Total costs and expenses	320,725	277,168	614,883	546,242

Income (loss) from operations	186	9,911	(1,435)	6,561
Interest expense	(1,345)	(1,699)	(2,726)	(3,256)
Other income (expense), net	2,182	(3,461)	6,689	(9,779)

Income (loss) before provision (benefit) for income taxes	1,023	4,751	2,528	(6,474)
Provision (benefit) for income taxes	540	948	1,022	(1,522)

Net income (loss)	$483	$3,803	$1,506	$(4,952)

Basic net income (loss) per share	$0.00	$0.01	$0.01	$(0.02)

Diluted net income (loss) per share	$0.00	$0.01	$0.01	$(0.02)

Weighted average common shares outstanding	277,000	272,362	275,603	272,210

Weighted average common and potential common shares outstanding — assuming dilution	310,822	305,482	309,506	272,210

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended July 2, 2005 and July 3, 2004
(In thousands)
(Unaudited)

	Six-Months Ended
	July 2,	July 3,
	2005	2004
Cash and Cash Equivalents at Beginning of Period	$448,517	$309,175
Cash Flows from Operating Activities:
Net income (loss)	1,506	(4,952)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	95,405	92,870
Deferred compensation	19,992	12,061
Equity in loss from investments, net	4,704	12,370
Gain on investments, net	(11,422)	(3,206)
Write-down of investment securities	7,106	1,924
Write-off of acquired in-process technology	9,400	7,000
Non-cash restructuring and other charges	1,874	—
Proceeds from the sale of receivables	111,452	5,149
Provisions (recoveries) for losses (gains) on trade accounts receivable and sales returns	(23)	1,268
Other non-cash items	(48)	(263)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	61,070	(174)
Inventories	(245)	(7,218)
Prepaid expenses and other	(1,053)	(5,968)
Installment contract receivables	(60,062)	43,741
Other assets	265	1,050
Accounts payable and accrued liabilities	(38,737)	(12,789)
Deferred revenue	11,503	1,885
Other long-term liabilities	(16,269)	16,272

Net cash provided by operating activities	196,418	161,020

Cash Flows from Investing Activities:
Proceeds from sale of available-for-sale securities	13,068	3,557
Proceeds from sale of short-term investments	289,225	279,760
Purchases of short-term investments	(180,975)	(301,360)
Proceeds from the sale of long-term investments	4,715	6,942
Proceeds from sale of property, plant and equipment	33,625	3,625
Purchases of property, plant and equipment	(33,261)	(33,688)
Purchases of software licenses	—	(650)
Investment in venture capital partnerships and equity investments	(6,934)	(13,417)
Cash paid in business combinations, net of cash acquired	(277,441)	(96,803)

Net cash used for investing activities	(157,978)	(152,034)

Cash Flows from Financing Activities:
Principal payments on capital leases	(51)	(321)
Payment of convertible notes issuance costs	—	(1,920)
Proceeds from issuance of common stock	51,915	45,866
Purchases of treasury stock	—	(69,846)

Net cash provided by (used for) financing activities	51,864	(26,221)

Effect of exchange rate changes on cash and cash equivalents	4,734	831

Increase (decrease) in cash and cash equivalents	95,038	(16,404)

Cash and Cash Equivalents at End of Period	$543,555	$292,771

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2003					2004					2005
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2
North America	55%	54%	59%	64%	58%	53%	57%	56%	45%	52%	46%	49%
Europe	17%	15%	19%	16%	17%	16%	19%	20%	30%	22%	16%	17%
Japan	20%	22%	13%	13%	17%	22%	14%	15%	14%	16%	30%	25%
Asia	8%	9%	9%	7%	8%	9%	10%	9%	11%	10%	8%	9%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2003					2004					2005
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2
Functional Verification	20%	18%	18%	20%	19%	20%	20%	18%	19%	19%	20%	19%
Digital IC Design	24%	22%	27%	20%	23%	25%	21%	24%	27%	24%	26%	23%
Custom IC Design	27%	28%	27%	27%	27%	27%	24%	27%	27%	27%	24%	31%
Design for Manufacturing	9%	10%	7%	13%	10%	6%	9%	12%	8%	9%	9%	9%
System Interconnect	8%	9%	8%	10%	9%	10%	9%	8%	9%	9%	10%	9%
Services & Other	12%	13%	13%	10%	12%	12%	17%	11%	10%	12%	11%	9%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance